5

                       AMENDMENT TO STOCK PLEDGE AGREEMENT


         This Amendment to Stock Pledge Agreement (this "Amendment") is dated as of the 31st day of January, 1997 and is by and among Mrs. Fields' Original Cookies, Inc., a Delaware corporation (with its successors, the "Pledgor") and The Bank of New York, as collateral agent pursuant to that certain Amended and Restated Collateral Agency Agreement of even date herewith (the "Collateral Agent").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto are all of the parties to that certain Stock Pledge Agreement dated as of September 18, 1996; and

         WHEREAS, the parties desire to amend the Stock Pledge Agreement in certain respects, as more fully set forth herein;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings given such terms in the Stock Pledge Agreement.

         2.  AMENDMENTS TO THE SECURITY AGREEMENT.

         (a) The following new definitions are hereby added to Section 1 of the Stock Pledge Agreement in their respective proper alphabetical places:

                  "Banks" means, collectively, LaSalle National Bank and each other financial institution which hereafter becomes a party to the Loan Agreement or acquires an interest in the LaSalle Obligations.

                  "Collateral Agency Agreement" means that certain Amended and Restated Collateral Agency Agreement dated as of January 31, 1997, as the same may be amended, restated, modified or supplemented and in effect from time to time.

                  "Event of Default" means (a) while the Note Agreement and the Loan Agreement both remain in effect, any "Event of Default" as such term is defined in the Note Agreement and any "Event of Default" as such term is defined in the Loan Agreement; (b) at any time when the Note Agreement remains in effect but the Loan Agreement does not, any "Event of Default" as such term is defined in the Note Agreement; and
         (c) at any time when the Loan Agreement remains in effect but the Note Agreement does not, any "Event of Default" as such term is defined in the Loan Agreement.

                  "LaSalle" means LaSalle National Bank.

                  "LaSalle Obligations" means the obligations of the Pledgor and its Subsidiaries under the Loan Agreement, the LaSalle Notes and the other "Loan Documents" referred to in the Loan Agreement.

               "Lenders" means,  collectively,  the  "Lenders" as defined in the
                    Note Agreement and the Banks.

                  "Loan Agreement" means that certain Loan Agreement dated as of January 31, 1997 between the Pledgor and LaSalle, as the same may be amended, restated, modified or supplemented and in effect from time to time.
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                  "Majority  Bank  Lenders"  means  the  holders  of at  least a majority in dollar amount of the aggregate unpaid principal amount of the LaSalle Obligations at the time outstanding.

                  "Majority Note Lenders" means (i) for so long as any Senior Notes remain outstanding, the Majority Chocamerican Senior Lenders and the Majority MFI Lenders (as each such term is defined in the Note Agreement) and (ii) if none of the Senior Notes remain outstanding, the Majority Senior Subordinated Lenders (as such term is defined in the Note Agreement).

               "NoteObligations"  means the "Obligations" as defined in the Note
                    Agreement.

                  "Notes" means, collectively, all promissory notes evidencing any LaSalle Obligations or any Note Obligations.

               "Obligations" means,  collectively,  the LaSalle  Obligations and the Note Obligations.

         (b) Section 7(a) of the Stock Pledge Agreement is hereby amended by the addition thereto at the end thereof after the words 'Note Agreement' the words "while it remains in effect, and the Loan Agreement while it remains in effect;"

         (c) Section 8 of the Stock Pledge Agreement is hereby amended and restated in its entirety as follows:

                  (a) the Pledgor  shall have the right,  from time to time,  to vote and give consents with respect to the Collateral or any part thereof for all purposes not inconsistent with the provisions of this Stock Pledge Agreement, the other Security Documents or the Note Agreement or the Loan Agreement; provided, however, that except as permitted by the Note Agreement (while it remains in effect) and the Loan Agreement (while it remains in effect), no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Collateral Agent in respect of the Collateral or authorizing or effecting (i) the dissolution or liquidation, in whole or in part, of the Pledgor or any Issuer, (ii) the consolidation or merger of any of the Issuers with any other Person, (iii) the sale, disposition, or encumbrance of all or substantially all the assets of the Pledgor or any Issuer, (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of any of the Issuers or the issuance of any additional shares of the stock of the Issuers, provided that all such additional shares are pledged hereunder to the Collateral Agent, or (v) the alteration of the voting rights with respect to the stock of any of the Issuers; and

                  (b) the Pledgor shall be entitled, from time to time, to collect and receive for its own use all dividends and distributions of cash or property paid in respect of the Pledged Shares to the extent not in violation of the Note Agreement (while it remains in effect) or the Loan Agreement (while it remains in effect), other than shares of stock of any Issuer and options, warrants, calls or commitments of any character whatsoever relating to stock of any Issuer; provided, however, that until actually paid, all rights to such dividends shall remain subject to the lien created by this Stock Pledge Agreement.

         (d) Section 9(a) of the Stock Pledge Agreement is hereby amended by deleting the words "under the Note Agreement" in the third line thereof.

         (e) Section 9(f) of the Stock Pledge Agreement is hereby amended and restated in its entirety as follows:

                  (f) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not any Lender exercises any available right to declare any Note or any other Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Stock Pledge Agreement or the Note Agreement or the Loan Agreement, the Pledgor shall cause all dividends and other distributions on the Collateral to be paid directly to the Collateral Agent and retained by the Collateral Agent as part of the Collateral, subject to the terms of this Stock Pledge Agreement, and the Collateral Agent shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral.

         (f) Section 10 of the Stock Pledge Agreement is hereby amended by deleting the reference to 'Section 4.2 of the Collateral Agency Agreement' and substituting therefor a reference to 'Section 5.2 of the Collateral Agency Agreement'.

         (g) Section 12 of the Stock Pledge Agreement is hereby amended and restated in its entirety as follows:

                  Section 12. Assignment. Lenders and the Collateral Agent may assign their respective interests in this Stock Pledge Agreement at any time in accordance with the terms of the Collateral Agency Agreement, the Note Agreement and the Loan Agreement, as applicable.

         (h) Section 14(a) of the Stock Pledge Agreement is hereby amended by adding the words "or the Loan Agreement" in the second line thereof following the words 'the Note Agreement'.

         (i) Section 14(b) of the Stock Pledge Agreement is hereby amended by adding the words "or the Loan Agreement" in the fifth line thereof following the words 'the Note Agreement'.

         (j) Section 15 of the Stock Pledge Agreement is hereby amended by adding the words "or the Loan Agreement" in the twenty second line thereof following the words 'and the Note Agreement'.
         (k) Section 16 of the Stock Pledge Agreement is hereby amended and restated in its entirety as follows:

                  Section 16. Indemnification. The Pledgor agrees to indemnify and hold harmless the Collateral Agent and the Lenders as and to the extent provided in the Collateral Agency Agreement, the Note Agreement and the Loan Agreement, as applicable.

         (l) Section 18(d) of the Stock Pledge Agreement is hereby amended by deleting the words 'the Lenders' in the last line thereof and substituting therefor the words "the Majority Bank Lenders, the Majority Note Lenders,".

         (m) Section 20 of the Stock Pledge Agreement is hereby amended by deleting the words 'Section 13.5 of the Note Agreement or, in the case of the Collateral Agent, in accordance with the provisions of Section 10.1 of' in lines 10, 11 and 12 thereof.

         (n) Schedule I of the Stock Pledge Agreement is hereby amended by adding the following: "Mrs. Fields' Other Names, Inc." in the Stock Issuer column, "Common" in the Class of Stock column, "100" in the Total Authorized Shares column, "1" in the Total Issued Shares column, "1" in the Number of Shares Pledged column, and "_____" in the Stock Certificate Numbers column.

         3.  MISCELLANEOUS.

         (a) Captions. Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

         (b) Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York, without regard to conflict of laws principles. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

         (c) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.

         (d) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         (e) References. From and after the date of execution of this Amendment, any reference to the Stock Pledge Agreement contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

         (f) Continued Effectiveness. The Stock Pledge Agreement, as amended hereby, remains in full force and effect and is hereby reaffirmed in all respects.

[Balance of page left intentionally blank; signature page follows.]

         IN WITNESS WHEREOF, the parties have executed this Amendment to Stock Pledge Agreement as of the date first set forth above.



                                    MRS. FIELDS' ORIGINAL COOKIES, INC.


                                    By:/s/L. Tim Pierce
                                    Name:L. Tim Pierce
                                    Title:SVP and CFO



                                    THE BANK OF NEW YORK, AS COLLATERAL AGENT


                                    By:/s/Timothy J. Shea
                                    Name:Timothy J. Shea
                                    Title:Assistant Treasurer